FORWARD FUNDS, INC.

                             INVESTOR CLASS SHARES

                 SERVICE AND DISTRIBUTION PLAN UNDER RULE 12b-1


         Forward Funds, Inc. (the "Company") is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "Act"). This Plan relates to the Investor Class Shares (the "Investor Class Shares") of each of the portfolios of the Company identified in Appendix A hereto (each, a "Portfolio"). Appendix A may be amended from time to time as provided herein.

         Section 1. This Plan authorizes the Company to pay to one or more persons or entities (which may but need not be affiliated with the Company or any of its investment advisers or other service providers), pursuant to agreements executed on behalf of the Company, fees ("Fees") for services rendered and expenses borne in connection with the provision of shareholder services or distribution services with respect to the Investor Class Shares of the Company. On an annual basis, the aggregate amount of Fees with respect to each Portfolio paid under this Plan shall not exceed 0.25% of the Portfolio's average daily net assets attributable to its Investor Class Shares.

         Section 2. The Fees may be paid by the Company under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of Investor Class Shares of the Company and for servicing accounts of holders of Investor Class Shares. The scope of the foregoing shall be interpreted by the Board, whose decision shall be conclusive except to the extent it contravenes established legal authority. Without in any way limiting the discretion of the Board, the Fees may be paid for the following:

(a) activities primarily intended to result in the sale of Investor Class Shares of the Company, including, but not limited to (i) compensation to, and expenses (including overhead and telephone expenses) of, underwriters, dealers, brokers, banks and other selling entities (including the Distributor) and sales and marketing personnel of any of them for printing of prospectuses and reports for other than existing shareholders of a Portfolio and the preparation, production and dissemination of sales, marketing and shareholder servicing materials information of the Company; (ii) compensating underwriters, dealers, brokers, banks and other financial institutions who aid in the processing of purchase or redemption requests for Investor Class Shares or the processing of dividends payments with respect to Investor Class Shares, who provide information periodically to shareholders showing their positions in a Portfolio's Investor Class Shares, who forward communications from the Company to shareholders, who render ongoing advice concerning the suitability of particular investment opportunities offered by the Company in light of the shareholders' needs, who respond to inquiries from Investor Class shareholders relating to such services, or who train personnel in the provision of services; and (iii) services qualifying as a service fee under the Rules of the National Association of Securities Dealers;

(b) administrative services to the Investor Class Shares of the Company, which may include (and are in addition to any such general services provided to a Portfolio as a whole): (i) transfer agency and sub-transfer agent services for beneficial owners of Investor Class Shares; (ii) aggregating and processing purchase and redemption orders of Investor Class shareholders; (iii) providing beneficial owners of Investor Class Shares who are not record owners with statements showing their positions in the Portfolio; (iv) processing dividend payments for Investor Class Shares held beneficially; (v) providing sub-accounting services for Investor Class Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners of Investor Class Shares who are not record owners and (vii) receiving, tabulating and transmitting proxies executed by beneficial owners of Investor Class Shares who are not record owners; and

(c)      additional   personal   services  to  the  Company's   Investor   Class
         shareholders and/or for the maintenance of Investor Class shareholder accounts.

         Section 3. This Plan and each related agreement must be approved by a majority of the Board ("Board Approval") and by a majority of the Directors ("Disinterested Director Approval") who are not interested persons of the Company and have no direct or indirect financial interest in the operation of this Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement. All determinations or authorizations of the Board hereunder shall be made by Board Approval and Disinterested Director Approval. Each agreement relating to the implementation of this Plan must contain the provisions required by Rule 12b-1 under the Act.

         Section 4. The officers, investment adviser or Distributor of the Company, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such payments were made.

         Section 5. To the extent any activity is covered by Section 2 and is also an activity which the Company may pay for on behalf of a Portfolio without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act, this Plan shall not be construed to prevent or restrict the Company from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in calculation of Payments subject to the limitation set forth in Section 1.

         Section 6. This Plan shall not take effect with respect to any Portfolio until it has been approved by a vote of at least a majority of the outstanding Investor Class voting securities of the Portfolio, unless this Plan is adopted prior to any public offering of the Investor Class voting securities of that Portfolio or the sale of such securities to persons who are not affiliated persons of that Portfolio, affiliated persons of such persons, promoters of that Portfolio or affiliated persons of such promoters. This Plan shall be deemed to have been effectively approved with respect to any Portfolio if a majority of the outstanding Investor Class voting securities of that Portfolio votes for the approval of the Plan.

         Section  7.  This  Plan  may not be  amended  in any  material  respect
(including any amendment to add a Portfolio to Appendix A) without Board Approval and Disinterested Director Approval and may not be amended to increase materially the amount to be spent for distribution hereunder without such approvals and further approval by a vote of at least a majority of the outstanding Investor Class Shares of the Company.

         Section 8. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Company only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Director Approval, cast in person at a meeting called for the purpose of voting on this Plan.

         Section 9. This Plan may be terminated at any time by a vote of the Directors who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or any agreement related to the implementation of the Plan, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding Investor Class Shares of the Company.

         Section 10. While this Plan is in effect, the selection and nomination of Directors who are not interested persons of the Company shall be committed to the discretion of the Directors who are not such interested persons.

         Section 11. As used in this Plan, the terms "interested person" and "related agreement" shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission ("SEC") thereunder and the term "vote of a majority of the outstanding Investor Class Shares" of the Company shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the SEC.

Date:

                                   APPENDIX A

THE SMALL CAPITALIZATION EQUITY FUND

                               FORWARD FUNDS, INC.

                 SERVICE AND DISTRIBUTION PLAN UNDER RULE 12b-1


         Forward Funds, Inc. (the "Company") is an open-end management investment company registered as such under the Investment Company Act of 1940 (the "Act"). This Plan relates to the shares of each of the portfolios of the Company identified in Appendix A hereto (each, a "Portfolio"). Appendix A may be amended from time to time as provided herein.

         Section 1. This Plan authorizes the Company to pay to one or more persons or entities (which may but need not be affiliated with the Company or any of its investment advisers or other service providers), pursuant to agreements executed on behalf of the Company, fees ("Fees") for services rendered and expenses borne in connection with the provision of shareholder services or distribution services with respect to the shares of the Company. On an annual basis, the aggregate amount of Fees with respect to each Portfolio paid under this Plan shall not exceed 0.25% of the Portfolio's average daily net assets attributable to its shares.

         Section 2. The Fees may be paid by the Company under this Plan for the purpose of financing or assisting in the financing of any activity which is primarily intended to result in the sale of shares of the Company and for servicing accounts of holders of shares. The scope of the foregoing shall be interpreted by the Board, whose decision shall be conclusive except to the extent it contravenes established legal authority. Without in any way limiting the discretion of the Board, the Fees may be paid for the following:

(a) activities primarily intended to result in the sale of shares of the Company, including, but not limited to (i) compensation to, and expenses (including overhead and telephone expenses) of, underwriters, dealers, brokers, banks and other selling entities (including the Distributor) and sales and marketing personnel of any of them for printing of prospectuses and reports for other than existing shareholders of a Portfolio and the preparation, production and dissemination of sales, marketing and shareholder servicing materials information of the Company; (ii) compensating underwriters, dealers, brokers, banks and other financial institutions who aid in the processing of purchase or redemption requests for shares or the processing of dividends payments with respect to shares, who provide information periodically to shareholders showing their positions in a Portfolio's shares, who forward communications from the
     Company to shareholders, who render ongoing advice concerning the suitability of particular investment opportunities offered by the Company in light of the shareholders' needs, who respond to inquiries from Institutional Class shareholders relating to such services, or who train personnel in the provision of services;

(b) administrative services to the shares of the Company, which may include (and are in addition to any such general services provided to a Portfolio as a whole): (i) transfer agency and sub-transfer agent services for beneficial owners of shares; (ii) aggregating and processing purchase and redemption orders of Institutional Class shareholders; (iii) providing beneficial owners of shares who are not record owners with statements showing their positions in the Portfolio; (iv) processing dividend payments for shares held beneficially; (v) providing sub-accounting services for shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners of shares who are not record owners and
     (vii) receiving, tabulating and transmitting proxies executed by beneficial owners of shares who are not record owners; and

(c)  additional   personal  services  to  the  Company's   Institutional   Class
     shareholders and/or for the maintenance of Institutional Class shareholder accounts.

         Section 3. This Plan and each related agreement must be approved by a majority of the Board ("Board Approval") and by a majority of the Directors ("Disinterested Director Approval") who are not interested persons of the Company and have no direct or indirect financial interest in the operation of this Plan or any such agreement, by vote cast in person at a meeting called for the purposes of voting on such agreement. All determinations or authorizations of the Board hereunder shall be made by Board Approval and Disinterested Director Approval. Each agreement relating to the implementation of this Plan must contain the provisions required by Rule 12b-1 under the Act.

         Section 4. The officers, investment adviser or Distributor of the Company, as appropriate, shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such payments were made.

         Section 5. To the extent any activity is covered by Section 2 and is also an activity which the Company may pay for on behalf of a Portfolio without regard to the existence or terms and conditions of a plan of distribution under Rule 12b-1 of the Act, this Plan shall not be construed to prevent or restrict the Company from paying such amounts outside of this Plan and without limitation hereby and without such payments being included in calculation of Payments subject to the limitation set forth in Section 1.

         Section 6. This Plan shall not take effect with respect to any Portfolio until it has been approved by a vote of at least a majority of the outstanding Institutional Class voting securities of the Portfolio, unless this Plan is adopted prior to any public offering of the Institutional Class voting securities of that Portfolio or the sale of such securities to persons who are not affiliated persons of that Portfolio, affiliated persons of such persons, promoters of that Portfolio or affiliated persons of such promoters. This Plan shall be deemed to have been effectively approved with respect to any Portfolio if a majority of the outstanding Institutional Class voting securities of that Portfolio votes for the approval of the Plan.

         Section  7.  This  Plan  may not be  amended  in any  material  respect
(including any amendment to add a Portfolio to Appendix A) without Board Approval and Disinterested Director Approval and may not be amended to increase materially the amount to be spent for distribution hereunder without such approvals and further approval by a vote of at least a majority of the outstanding shares of the Company.

         Section 8. This Plan may continue in effect for longer than one year after its approval by the shareholders of the Company only as long as such continuance is specifically approved at least annually by Board Approval and by Disinterested Director Approval, cast in person at a meeting called for the purpose of voting on this Plan.

         Section 9. This Plan may be terminated at any time by a vote of the Directors who are not interested persons of the Company and have no direct or indirect financial interest in the operation of the Plan or any agreement related to the implementation of the Plan, cast in person at a meeting called for the purposes of voting on such termination, or by a vote of at least a majority of the outstanding shares of the Company.

         Section 10. While this Plan is in effect, the selection and nomination of Directors who are not interested persons of the Company shall be committed to the discretion of the Directors who are not such interested persons.

         Section 11. As used in this Plan, the terms "interested person" and "related agreement" shall have the meanings ascribed to them in the Act and the rules adopted by the Securities and Exchange Commission ("SEC") thereunder and the term "vote of a majority of the outstanding shares" of the Company shall mean the lesser of the 67% or the 50% voting requirements specified in clauses
(A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the SEC.

Date:

                                   APPENDIX A

THE INTERNATIONAL EQUITY FUND

THE U.S. EQUITY FUND

THE GLOBAL BOND FUND

THE GLOBAL ASSET ALLOCATION FUND

THE REAL ESTATE INVESTMENT FUND